Exhibit 99.B(d)(71)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Aronson+Johnson+Ortiz, LP

Dated July 1, 2003, as amended on October 27, 2004

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Value Fund
Tax Managed Large Cap Fund
Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation		Aronson+Johnson+Ortiz, LP

By:	/s/ Timothy D. Barto	By:	/s/ Theodore R. Aronson

Name:	Timothy D. Barto	Name:	Theodore R. Aronson

Title:	Vice President	Title:	Managing Principal

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Aronson+Johnson+Ortiz, LP

Dated July 1, 2003, as amended on October 27, 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Value Fund

Tax Managed Large Cap Fund
Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation		Aronson+Johnson+Ortiz, LP

By:	/s/ Timothy D. Barto	By:	/s/ Theodore R. Aronson

Name:	Timothy D. Barto	Name:	Theodore R. Aronson

Title:	Vice President	Title:	Managing Principal